Exhibit 3.8

GENERAL BINDING LLC
LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement (“Agreement”) of General Binding LLC (the “Company”) is dated as of this 30th day of June, 2012, by ACCO Brands Corporation, as the sole member of the Company (the “Member”).

RECITAL

The Member has formed the Company as a limited liability company under the laws of the State of Delaware and desires to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the “Act”), governing the affairs of the Company and the conduct of its business.

ARTICLE I

DEFINED TERMS
RULES OF CONSTRUCTION

1.1                               Definitions.  In addition to terms otherwise defined herein, the following terms used herein shall have the following meanings:

“Board” has the meaning set forth in Section 5.1.

“Certificate of Formation” has the meaning set forth in Section 2.1.

“Common Interests” has the meaning set forth in Section 4.1.

“Director” means a member of the Board elected as provided in Section 5.2(a).

“Officer” means any person elected as an officer of the Company as provided in Section 5.4(b) but such term does not include any person who has ceased to be an officer of the Company.

“Percentage Interest” means the Member’s share of the profits and losses of the Company and the Member’s percentage right to receive distributions of the Company’s assets.  The Percentage Interest of the Member shall be 100%.

Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. As used herein, unless the context clearly requires otherwise, the words “hereof”, “herein”, and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1                               Name; Formation.  The Company was formed as a limited liability company pursuant to the provisions of the Act.  A certificate of formation for the Company as described in Section 18-201 of the Act (the “Certificate of Formation”) has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act.  The name of the Company shall be “General Binding LLC” and its business shall be carried on in such name with such variations and changes as the Board shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

2.2                               Purpose and Powers.  (a) The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Act.

(b)                       The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

2.3                               Principal Place of Business.  (a) The principal office of the Company, and such additional offices as the Board may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board may designate from time to time.

(b)                       The registered office of the Company in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The registered agent of the Company for service of process at such address is Corporation Service Company.

2.4                               Term.  Subject to the provisions of Article IX below, the Company shall have perpetual existence.

2.5                               Execution of Formation Documents.  Express authorization was given to John Moynihan for the exclusive purpose of executing the Certificate of Formation which has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act.

ARTICLE III

THE MEMBER

3.1                               The Member.  The name and address of the Member is as follows:

Name	Address

ACCO Brands Corporation	Four Corporate Drive
Lake Zurich, Illinois 60047

3.2                               Liability of the Member.  All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

3.3                               Admission of Members.  New members shall be admitted only upon the approval of the Board.

ARTICLE IV

CAPITAL STRUCTURE AND CONTRIBUTIONS

4.1                               Capital Structure.  The capital structure of the Company shall consist of one class of common interests (the “Common Interests”).  All Common Interests shall be identical with each other in every respect.  The Member shall own all of the Common Interests issued and outstanding.

4.2                               Capital Contributions.  From time to time, the Board may determine that the Company requires capital and may make capital contribution(s) in an amount determined by the Board.  A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.

ARTICLE V

MANAGEMENT

5.1                               Management of Company.  As provided in this Agreement, all management powers over the business and affairs of the Company shall be vested in a board of directors (the “Board”) and, subject to the direction of the Board, the Officers, who shall collectively constitute “managers” of the Company within the meaning of the Act. The Member, by reason of its status as such, shall not have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions herein specified to be voted on or approved by the Member. Except as specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board (subject to Section 5.2) and the Officers (subject to Section 5.4 and the direction of the Board) shall have full power and authority to do all legal things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company, including, without limitation:

(a)                       the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

(b)                       the making of tax, regulatory or other filings, and the rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(c)                        the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the payment of obligations by the Company;

(d)                       the negotiation, execution and performance of any contracts, conveyances or other instruments;

(e)                        the distribution of cash by the Company;

(f)                         the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(g)                        the maintenance of insurance for the benefit of the Company as is deemed necessary or appropriate;

(h)                       the acquisition or disposition of assets;

(i)                           the formation of, contribution of property to, or acquisition of an interest in, any entity;

(j)                          the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and

(k)                       the appointment of the Company’s independent auditors.

5.2                               The Board of Directors.

(a)                       Number; Term of Office; Qualifications; Vacancies.  The number of Directors that shall constitute the whole Board shall be four or such number as may be determined from time to time by action of the Board taken by the affirmative vote of a majority of the whole Board. Directors shall be elected at the annual meeting of the Member to hold office, subject to Section 5.2(c) and 5.2(d), until the next annual meeting of the Member and until their respective successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director, and the Directors so chosen shall hold office, subject to Sections 5.2(c) and 5.2(d), until the next annual meeting of the Member and until their respective successors are elected and qualified.

(b)                       Initial Directors. The initial Board shall consist of Robert Keller, Boris Elisman, Pamela Schneider and Neal Fenwick who shall serve until successor Directors are elected pursuant to Section 5.2(a).

(c)                        Resignation. Any Director may resign at any time by giving written notice of such resignation to the Board, the President or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereof to take effect when such resignation or resignations shall become effective and each Director so chosen shall hold office as provided in this Agreement in the filling of other vacancies.

(d)                       Removal. A Director may be removed at any time by the Member, with or without cause. In case the Board or any one or more Directors be so removed, a new Director or Directors may be elected by the Member at the time of such removal; any vacancy resulting from such removal, if not so filled by such election by the Member, may be filled as provided in Section 5.2(a).

(e)                        Regular and Annual Meetings; Notice. Regular meetings of the Board shall be held at such time and at such place as the Board may from time to time prescribe. No notice need be given of any regular meeting and a notice, if given, need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after an annual meeting of the Member at the same place as that at which such meeting was held.

(f)                         Special Meetings, Notice. A special meeting of the Board may be called at any time by the Board, the President or any Vice President and shall be called by the President or the Secretary upon receipt of a written request to do so specifying the matter or matters appropriate for action at such a meeting that are proposed to be presented at the meeting and signed by at least four Directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time, place and purposes thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least three (3) days before the day fixed for the meeting addressed to each Director at his address as it appears on the Company’s records or at such other address as the Director may have furnished the Company for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least twenty-four (24) hours before the time fixed for the meeting.

(g)                        Presiding Officer and Secretary at Meetings. Each meeting of the Board shall be presided over by the President or in his absence the person designated in writing by the President, or if no such person is designated, then by such member of the Board as shall be chosen by the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

(h)                       Quorum. Two directors shall constitute a quorum for the transaction of business, but in the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice, until such time as a quorum is present.

(i)                           Voting. Except as otherwise required by this Agreement, the vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

(j)                          Meeting By Telephone. Members of the Board, or of any committee thereof, may participate in meetings of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

(k)                       Informal Action By Directors. Any action required or permitted to be taken at a meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board, or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board, or of such committee.

(l)                           Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more Directors as the Board may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, including the power to authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Formation, adopting an agreement of merger or consolidation, recommending to the Member the sale, lease or exchange of all or substantially all of the Company’s property or assets, recommending to the Member a dissolution of the Company or a revocation of a dissolution, or amending this Agreement; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of Common Interests. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each such committee shall have such name as may be determined from time to time by the Board.

(m)                   Compensation. No Director shall receive any stated salary for his services as a director, or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the Board for attendance at each meeting of the Board or of a committee. He may also be reimbursed for his expenses in attending any meeting. However, any Director who serves the Company in any capacity other than as a member of the Board or of a committee may receive compensation therefor.

(n)                       Indemnification of Directors and Officers. The Company shall indemnify, to the full extent permitted by the laws of the State of Delaware, as from time to time in effect, the Directors and Officers of the Company.

(o)                       Limitation of Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Officer or Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being an Officer or Director of the Company.

(p)                       Actions Requiring Member Approval. The Board may not take any of the following actions without the approval of the Member in accordance with Section 5.3 hereof:

(i)                                     any act in contravention of this Agreement;

(ii)                                  cause or permit the Company to merge or consolidate with or into any corporation, business trust or association, real estate investment trust, limited liability company, partnership (whether general or limited), common law trust, unincorporated business or other entity;

(iii)                               change the Company’s name or amend or restate the Company’s Certificate of Formation or this Agreement;

(iv)                              cause or permit the issuance of any equity securities of the Company;

(v)                                 possess any property owned by the Company, or assign rights in any Company property, for other than a Company purpose, or

(vi)                              cause or permit the Company to distribute, sell or otherwise dispose of substantially all of the property of the Company.

5.3                               Meetings of the Member.

(a)                       Annual Meetings. The annual meeting of the Member to elect Directors and transact such other business as may properly be presented to the meeting shall be held at such place as the Board may determine, at 3:00 p.m. on the third Monday of March in each year or, if that day shall be a legal holiday in the jurisdiction in which the meeting is to be held, then on the next day not a legal holiday.

(b)                       Special Meetings. A special meeting of the Member may be called at any time by the Board, the President or by the Member. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

(c)                        Notice of Meeting. For each meeting of the Member, written notice stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given personally or by mail, not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting, by or at the direction of the body or person calling the meeting to the Member.

(d)                       Actions by the Member. Except as may otherwise be provided by law, the Member may approve a matter or take any action at a meeting or without a meeting by the written consent of the Member.

(e)                        Proxies.  At any meeting of the Member, the Member may be represented and have its Percentage Interest voted by a proxy or proxies appointed by an instrument in writing executed by the Member.

(f)                         Adjournments.  Any meeting of the Member (whether annual or special), may be adjourned from time to time and from place to place by vote of the Member, without notice other than announcement at such meeting of the time and place at which the meeting is to be resumed—such adjournment and the reasons therefor being recorded in the journal of proceedings of the meeting. At any meeting so resumed after such adjournment, provided the Member shall then be represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

5.4                               Officers.

(a)                       In General. Unless otherwise provided by resolution of the Board, the Officers shall have the titles, powers, authority and duties described below in this Section 5.4.

(b)                       Election. The Officers of the Company shall be a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer and a Controller, each of whom shall be elected by the Board. The Board may elect one or more other Officers as it may from time to time determine. The Chairman and the President shall be elected from among the Directors. Any one or more offices may be held by the same person.

(c)                        Term of Office. Each Officer shall hold office from the time of such Officer’s election and qualification to the time at which such Officer’s successor is elected and qualified, unless such Officer shall die or resign or shall be removed pursuant to Section 5.4(e).

(d)                       Resignation. Any Officer may resign at any time by giving written notice of such resignation to the Board, the President or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(e)                        Removal. Any Officer may be removed at any time, with or without cause, by the vote of a majority of the whole Board.

(f)                         Vacancies. A vacancy however caused in any office of the Company may be filled by the Board.

(g)                        Compensation. The compensation of all Officers elected by the Board and all other agents and employees shall be fixed by or in the manner determined by the Board.

(h)                       Chairman. The Chairman shall perform such duties and have such responsibilities as the Board of Directors may from time to time determine.

(i)                           President. The President shall have general charge of the business and affairs of the Company, subject however to the control of the Board. The President shall, if present, preside at all meetings of the Member and of the Board and shall perform such other duties and have such responsibilities as the Board may from time to time determine.

(j)                          Vice Presidents. Vice Presidents shall have such powers and duties as generally pertain to the office of Vice President and as the Board or the President may from time to time prescribe. At the request of the President, or in his absence or disability, any Vice President elected by the Board and designated by the President in writing filed with the records of the Secretary shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

(k)                       Secretary. The Secretary shall keep the minutes of all meetings of the Member and of the Board. The Secretary shall exercise the powers and shall perform the duties incident to the office of Secretary, and those that may otherwise from time to time be assigned to the Secretary, subject to the direction of the Board.

(l)                           Treasurer. The Treasurer shall be the chief financial officer of the Company and shall have care of all funds and securities of the Company and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board. The Board may delegate to the Treasurer the power to designate a bank or banks as depositories for the funds of the Company and to designate signatories for the Company’s bank accounts, including authorization of the use of facsimile signatures, and to change such signatories from time to time, and the Board may authorize the Treasurer to delegate any of the Treasurer’s powers to any other Officer or agent of the Company.

(m)                   Controller. The Controller shall exercise the powers and perform the duties incident to his office, subject to the direction of the Board.

(n)                       Other Officers. The Board may designate any other officers of the Company, including one or more Assistant Secretaries and one or more Assistant Treasurers,

who shall exercise the powers and shall perform the duties incident to their offices, subject to the direction of the Board of Directors.

(o)                       Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other persons.

5.5                               Duties of Officers and Directors.  Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company and to the Member by the Officers of the Company and by members of the Board, and any such duties that may be owed by the Member or by any affiliate of the Member, shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its officers and directors and any such duties that may be owed to such corporation by any similarly situated Member or affiliate thereof, respectively.

ARTICLE VI

PROFITS, LOSSES AND DISTRIBUTIONS

6.1                               Profits and Losses.  For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Board.  In each year, profits and losses shall be allocated entirely to the Member.

6.2                               Distributions.  The Board shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Interests, the determined amount when, as and if declared by the Board.  The distributions of the Company shall be allocated entirely to the Member, and shall be debited from the Member’s capital account.

ARTICLE VII

TRANSFERS OF COMPANY INTERESTS

7.1                               Restriction on Transfers.  The Member may sell, assign, pledge or otherwise transfer or encumber (collectively “transfer”) any or all of its Common Interests to any person or entity; provided, however, that such person or entity to whom such Common Interests are transferred shall be an assignee and shall have no right to participate in the Company’s business and affairs unless and until such person or entity shall be admitted as a member of the Company upon (i) the prior written approval by the Board pursuant to Section 3.3 of this Agreement and (ii) receipt by the Company of a written agreement executed by the person or entity to whom such Common Interests are transferred agreeing to be bound by the terms of this Agreement; provided, further, that the Member may transfer, and compliance with the immediately preceding proviso shall not be required in connection with the transfer by the Member of all of its Common Interests to any direct or indirect wholly-owned subsidiary of the Member, or by any such subsidiary of the Member to another direct or indirect wholly-owned subsidiary of the Member. Any purported transfer in violation of this Article VII shall be null and void and shall not be recognized by the Company.

ARTICLE VIII

BOOKS OF ACCOUNT AND FISCAL YEAR

8.1                               Books of Account.  The Company shall keep all records necessary or convenient to record the Company’s business and affairs and sufficient to record the determination and allocation of all items of income, gain, loss, deduction and credit and distributions and other amounts as may be provided for herein.

8.2                               Access to Books.  The books and records of the Company shall be available to the Member or its representatives for inspection and audit upon reasonable notice during normal business hours at the principal office of the Company. The Company shall cause its auditors to cooperate in such inspection and audit and to provide any of their work papers requested in connection therewith.

8.3                               Fiscal Year.  The fiscal year of the Company shall start on January 1 in each year.

ARTICLE IX

DISSOLUTION, LIQUIDATION AND TERMINATION

9.1                               Dissolution.  The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

(a)                       the affirmative vote or written consent of the Member; and

(b)                       the entry of a decree of judicial dissolution under Section 18-802 of the Act

9.2                               Liquidation and Termination.  On dissolution of the Company, the Member shall appoint one or more liquidators of the Company. The liquidators shall forthwith commence the winding up of the Company’s business and the liquidation of its property. All proceeds from the sale or disposition of the property of the Company shall, to the maximum extent permitted by law, be applied as follows:

(a)                       all of the Company’s debts and liabilities shall be paid and discharged in the order of priority provided by law; and

(b)                       the balance shall be distributed to the Member in accordance with its Percentage Interest.

The liquidator(s) may make distributions of the Company’s assets in kind. The choice of which, if any, Company assets are to be distributed in kind shall be within the sole discretion of the liquidator(s) and shall be binding upon the Member. The costs of liquidation shall be borne as a Company expense.

9.3                               Cancellation of Filings.  Upon completion of the distribution of Company assets as provided in Section 9.2 hereof, the Company is terminated, and the Board shall cause to be filed a certificate of cancellation with the Secretary of State of the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

ARTICLE X

MISCELLANEOUS

10.1                        Amendments.  This Agreement may be amended only upon the written consent of the Member.

10.2                        Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10.3                        Tax Matters.  Unless otherwise determined by the Member, the Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Member and the Company shall timely make any and all necessary elections and filings for the Company treated as a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).

10.4                        Waiver of Notice.  Whenever notice is required by this Agreement, or is otherwise provided by law, a written waiver thereof, signed by the person entitled to notice, shall be deemed equivalent to notice, whether before or after the time required for such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting of the Member for the express purpose of objecting, at the beginning of the meeting, that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Member need be specified in any written waiver of notice.

10.5                        Severability.  Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause the Member to lose the benefit of its economic bargain.

10.6                        No Set-Off.  To the extent permitted by law, the Company shall not be entitled to offset against any payments required to be made by it hereunder any claims which it may have against the Member, and hereby waives any set-off rights which it may have in respect of the Member.

10.7                        UCC.  Neither the Member nor the Board will amend this Agreement to provide that any Common Interests in the Company are securities governed by Article 8 of the Uniform Commercial Code or otherwise “opt in” of Article 8 of the Uniform Commercial Code.

10.8                        Pledged Interests.  Notwithstanding any other provision of this Agreement, in the event that an Event of Default shall have occurred under that certain Credit Agreement (as such Credit Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time) among the Member, each subsidiary of the Member party thereto (collectively, together with the Member, the “Borrowers”) and Barclays Bank PLC as administrative agent (together with its successors and assigns, the “Administrative Agent”), the lenders from time to time parties thereto and the agents party thereto and the Administrative Agent shall exercise any of its rights and remedies with respect to Common Interests in the Company, then the Member hereby irrevocably consents to the transfer of any Common Interests and all related management and other rights in the Company to the Administrative Agent or any designee of the Administrative Agent.  The Administrative Agent is a third party beneficiary of this provision and this provision cannot be amended or repealed without the consent of the Administrative Agent until the Credit Agreement has been discharged in full.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first written above.

ACCO BRANDS CORPORATION

By:	/s/ Pamela R. Schneider
Name:	Pamela R. Schneider
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to General Binding LLC Operating Agreement]